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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91095) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Rainmaker Systems, Inc. of our report dated January 18, 2001, with respect to the financial statements and schedule of Rainmaker Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

San Jose, California
March 27, 2001